UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

ORBITZ WORLDWIDE, INC.

(Name of Registrant as Specified in Its Charter)

EXPEDIA, INC.

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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EXPEDIA TO ACQUIRE ORBITZ WORLDWIDE FOR $12 PER SHARE IN CASH

BELLEVUE, WA and CHICAGO, IL, February 12, 2015 – Expedia, Inc. (NASDAQ: EXPE) announced it has entered into a definitive agreement under which it will acquire Orbitz Worldwide, Inc. (NYSE: OWW), including all of Orbitz Worldwide’s brands, for $12.00 per share in cash, representing an enterprise value of approximately $1.6 billion, and a premium of approximately 29% over the volume weighted average share price for the five trading days up to and including February 11, 2015.

The Boards of Directors of both companies have approved the transaction, which is subject to approval by the shareholders of a majority of Orbitz Worldwide’s common stock and other customary closing conditions, including applicable regulatory approvals. The Board of Directors of Orbitz Worldwide received a fairness option from Qatalyst Partners and has recommended that its stockholders vote in favor of the merger.

“We are attracted to the Orbitz Worldwide business because of its strong brands and impressive team. This acquisition will allow us to deliver best-in-class experiences to an even wider set of travelers all over the world,” said Dara Khosrowshahi, President and Chief Executive Officer, Expedia, Inc. “From the flagship Orbitz.com brand, to other well-known consumer brands such as CheapTickets, ebookers and HotelClub and the business-to-business brands Orbitz Partner Network and Orbitz for Business, the Orbitz Worldwide team has built a devoted customer base and we look forward to welcoming them to the Expedia, Inc. family.”

“Our mission at Orbitz Worldwide has been to build our brands to be the world’s most rewarding places to plan and purchase travel,” said Barney Harford, Chief Executive Officer, Orbitz Worldwide. “We’re excited for Orbitz Worldwide to join the Expedia, Inc. family, and for our teams to work together to further enhance the offerings we provide to our customers and partners.”

Expedia, Inc. Conference Call

Expedia, Inc. plans to webcast a conference call to discuss the transaction on Thursday, February 12, 2015 at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time. The webcast will be available to the public at http://ir.expediainc.com. A replay of the call is expected to be available for at least three months.

About Expedia, Inc.

Expedia, Inc. (NASDAQ: EXPE) is one of the world’s largest travel companies, with an extensive brand portfolio that includes leading online travel brands, such as:

•	Expedia.com®, the world’s largest full service online travel agency with localized sites in 31 countries

•	Hotels.com®, the hotel specialist with localized sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in 12 countries throughout North America, Europe and Asia

•	Travelocity®, a pioneer in online travel and a leading online travel agency in the US and Canada

•	Egencia®, the world’s fifth largest corporate travel management company

•	eLong™, a leading mobile and online travel service provider in China

•	Venere.com™, an online hotel reservation specialist in Europe

•	trivago®, a leading online hotel metasearch company with sites in 49 countries

•	Wotif Group, a leading operator of travel brands in the Asia-Pacific region, including Wotif.com®, lastminute.com.au®, travel.com.au, Asia Web Direct®, LateStays.com, GoDo.com.au and Arnold Travel Technology

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide

•	Classic Vacations®, a top luxury travel specialist

•	Expedia® CruiseShipCenters®, a provider of exceptional value and expert advice for travelers booking cruises and vacations through its network of 180 franchise locations across North America

•	CarRentals.com™, the premier car rental booking company on the web

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market consumers through Expedia® Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia® Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

About Orbitz Worldwide

Orbitz Worldwide (NYSE: OWW) is a leading global online travel company using technology to transform the way consumers around the world plan and purchase travel. Orbitz Worldwide operates the consumer travel planning sites Orbitz (orbitz.com), ebookers (ebookers.com), HotelClub (hotelclub.com) and CheapTickets (cheaptickets.com). Also within the Orbitz Worldwide family, Orbitz Partner Network (orbitzpartnernetwork.com) delivers private label travel technology solutions to a broad range of partners including some of the world`s largest airlines, bank loyalty programs and travel agencies, and Orbitz for Business (orbitzforbusiness.com) delivers managed travel solutions for companies of all sizes. Orbitz Worldwide makes investor relations information available at investors.orbitz.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as Expedia, Orbitz or management of either company “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial and operational impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Expedia or Orbitz stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the receipt of stockholder approval, the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Expedia to successfully integrate Orbitz’s operations; the ability of Expedia to implement its plans, forecasts and other expectations with respect to Orbitz’s business after the completion of the transaction and realize expected synergies; business disruption following the merger; and the other risks and important factors contained and identified in Expedia’s and Orbtiz’s filings with the Securities and Exchange Commission (the “SEC”), such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Neither Expedia nor Orbitz undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Participants in the Solicitation

Expedia and its directors and executive officers, and Orbitz and its directors and executive officers, may be deemed, under SEC rules, to be participants in the solicitation of proxies from Orbitz stockholders in connection with the proposed transaction. Information about Expedia’s directors and executive officers is set forth in its proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2014. Information about Orbitz’s directors and executive officers is set forth in its proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2014. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Orbitz intends to file with the SEC.

Additional Information and Where to Find It

Orbitz intends to file with the SEC a proxy statement as well as other relevant documents in connection with the proposed transaction with Expedia. The definitive proxy statement will be sent or given to the stockholders of Orbitz and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Expedia or Orbitz with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Orbitz by contacting Investor Relations by mail at ATTN: Corporate Secretary, Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

Trademarks and logos are the property of their respective owners. © 2015 Expedia, Inc. All rights reserved. CST: 2029030-50

FOR MORE INFORMATION:

Expedia, Inc.

Sarah Gavin

(425) 679-8917

sgavin@expedia.com

Expedia, Inc. Investor Relations

(425) 679-3759

ir@expedia.com

Expedia, Inc. Communications

(425) 679-4317

press@expedia.com

Orbitz Worldwide Corporate Communications

Chris Chiames

(312) 894-6890

chris.chiames@orbitz.com

press@orbitz.com

Orbitz Worldwide Investor Relations

Adam Patnaude

(312) 260-8301

OWWIR@orbitz.com